SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: July 10, 2002
                 (Date of earliest event reported: July 10, 2002)


                        NetNation Communications, Inc.
              (Exact name of registrant as specified in its charter)


         Delaware                   000-26881                    33-0803438

(State or other jurisdiction  (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)


  Suite 1410 - 555 West Hastings Street, Vancouver, British Columbia, V6B 4N6
   (Address of principal executive offices)                          (Zip Code)


                              (604) 688-8946
             (Registrant's telephone number, including area code)


                              Not applicable.
          (Former name or former address, if changed since last report)




Item 5.    OTHER EVENTS.

     On July 10, 2002, NetNation Communications, Inc. issued a press release, announcing that it has received a Letter of Notice from Nasdaq dated July 8, 2002, indicating that the Company fails to comply with the minimum USD$1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4310(c)(4), and therefore, in accordance with Marketplace Rule 4310(c)(8)(D), it has been provided with 180 calendar days, or until January 6, 2003, to regain compliance. A copy of the news release is attached hereto as
Exhibit 99.3 and incorporated by reference herein,


         (c)   Exhibit.


               Exhibit 99.3 Press release dated July 10, 2002.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       NETNATION COMMUNICATIONS, INC.


                       By:   /s/ Jag Gillan
                         -----------------------------
                         Jag Gillan
                         Chief Operating Officer

Dated:    July 10, 2002

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                                Exhibit Index

Exhibit No.   Description
-----------   -----------
  99.3        Press Release issued by the Registrant dated July 10, 2002




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                                                                    EXHIBIT 99.3


News Release

NetNation Receives Notice from Nasdaq

Vancouver, BC -- July 10, 2002 -- NetNation Communications, Inc. (Nasdaq: NNCI) announced today that it has received a Letter of Notice from Nasdaq dated July 8, 2002, indicating that the Company fails to comply with the minimum USD$1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4310(c)(4), and therefore, in accordance with Marketplace Rule 4310(c)(8)(D), it has been provided with 180 calendar days, or until January 6, 2003, to regain compliance.

According to the Nasdaq rule, compliance will entail the bid price of the Company's common stock to close at USD$1.00 per share or more for a minimum of ten consecutive trading days before January 6, 2003. Under certain circumstances, to ensure that the Company can sustain long-term compliance, Nasdaq may require that the closing bid price equals USD$1.00 per share or more for more than ten consecutive trading days before determining the Company complies.

If compliance is not demonstrated by the Company by this date, Nasdaq will determine whether the Company meets the initial listing criteria for The Nasdaq SmallCap Market under MarketPlace Rule 4310(c)(2)(A), by which the Company may be granted an additional 180 calendar days to demonstrate compliance. If Nasdaq determines that the Company does not qualify for an extension under MarketPlace Rule 4310(c)(2)(A), the Company will be provided with written notification that its securities will be delisted. At that time, the Company may appeal the Staff Determination to delist its securities to a Nasdaq Listing Qualification Panel.

About NetNation Communications, Inc.

NetNation Communications, Inc. (http://www.netnation.com) is a pioneer in web hosting and domain name registration. Since inception in 1997, the Company has extended its products to offer enhanced-dedicated servers, co-location and shared hosting services to clients in over 130 countries. NetNation is recognized by industry evaluators for its excellent customer service and support, as reflected by its frequent Top 10 web host rankings worldwide.

This release contains forward-looking statements within the meaning of the "safe harbour" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the following: (1) technological changes or changes in the competitive environment adversely affecting the service-packages, market share, revenues or margins of the combined business; (2) changes in general economic, financial or business conditions adversely affecting the combined business or the markets in which it operates and adversely affecting future revenues; (3) availability of financial resources to carry out plans; and (4) authorization from third parties to carry out plans (i.e. ICANN's approval for registration of new TLDs). The matters discussed in this news release also involved risks and uncertainties described from time to time in NetNation's filings with the Securities and Exchange Commission, including the most recent Forms 10-Q filed on May 10, 2002. NetNation assumes no obligation to update any forward-looking information contained in this news release. NetNation is a registered trademark of NetNation Communications, Inc. All other products and company names are the trademarks or registered trademarks of their respective owners.


Contact:
Jay Elliott
1 604 688 8946 ext. 216
mr@netnation.com

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